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                         WALLER LANSDEN DORTCH & DAVIS

                             NASHVILLE CITY CENTER
                          511 UNION STREET, SUITE 2100
                             POST OFFICE BOX 198966
                        NASHVILLE, TENNESSEE 37219-8966
  FACSIMILES                    (615) 244-6380            809 SOUTH MAIN STREET
(615) 244-6804                                                P.O. BOX 1035
(615) 244-5686                                           COLUMBIA, TN 38402-1035
                                                              (615) 388-6031


                                 June 28, 1995



Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

              Re:     BancorpSouth, Inc.
                      Registration Statement on Form S-8

Gentlemen:

              We are acting as counsel to BancorpSouth, Inc., a Mississippi corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to 549,104 shares of Common Stock, par value $2.50 per share (the "Common Stock"), of the Company. Such shares are issuable by the Company to certain employees and directors of the Company pursuant to options granted under the Company's 1994 Stock Incentive Plan, its 1995 Non-Qualified Stock Option Plan for Non-Employee Directors and in connection with certain written options assumed in connection with acquisitions (collectively, the "Plans").

              As such counsel and in connection with the foregoing, we have examined the Company's Restated Articles of Incorporation, as amended to date, its Bylaws, as amended to date, the record of proceedings of its stockholders and directors, the Plans and the Registration Statement. We have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth.

              Based upon and subject to the foregoing and, with respect to certain matters of Mississippi law, in reliance on the opinion of Riley, Ford, Caldwell & Cork, P.A., Tupelo, Mississippi, we are of the opinion that the Common Stock has been duly authorized by all necessary corporate action and, when issued and delivered upon payment therefore in the manner and on the terms described in the Plans, will be legally issued, fully paid and non-assessable.

              We hereby consent to the reference to our firm in the Registration Statement and in the reoffering prospectus included in the Registration Statement under the caption "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,


                                         /s/ Waller Lansden Dortch & Davis